UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CannaPharmaRx, Inc.

(Name of Registrant as Specified In Its Charter)

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CANNAPHARMARX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUGUST 28, 2015

TO THE STOCKHOLDERS OF CANNAPHARMARX, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of CannaPharmaRx, Inc., a Delaware corporation (“Canna” or the “Company”), to be held via telephonic conference call as permitted under Article I, Section 11 of the Company’s Bylaws and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”), on Friday, August 28, 2015, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect seven directors nominated by the Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

3.	To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of the Company’s named executive officers;

4.	To ratify the appointment of KLJ & Associates, LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2015; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company’s Board of Directors has fixed the close of business on Friday, July 10, 2015, as the record date for the Annual Meeting. This means that only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

This notice and the attached Proxy Statement also constitutes notice to the stockholders of the Company as of July 10, 2015, other than holders whose identities or addresses cannot be determined from the records of the Company, for the purpose of Section 204 of the DGCL. The Board believes it is in the best interests of the Company to compensate employees, directors and certain other service providers with stock-based compensation. As such, the Company has sought to issue options to employees and directors. Recently, it came to the attention of the Board that these issuances may not have been effectively authorized by the Board. Our Board investigated the issue further and consulted with outside counsel, and determined that it would be appropriate to ratify these issuances pursuant to Section 204 of the DGCL retroactive to the date of such issuance to avoid any uncertainty related to the validity of the option issuances.

A more complete description of the DGCL’s statutory ratification procedure and a copy of the ratifying resolutions are attached as Annexes A and B to this Proxy Statement.

Your vote is important. Regardless of whether you expect to attend the Annual Meeting, please read the accompanying proxy statement and promptly vote your proxy by facsimile, e-mail or telephone as described in the attached proxy statement and on your proxy card or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy so that your shares may be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy.

By Order of the Board of Directors

/s/ Gerald E. Crocker Gerald E. Crocker Chief Executive Officer

Carneys Point, New Jersey

July 16, 2015

CANNAPHARMARX, INC.

One Collins Drive, Suite 100

Carneys Point, NJ 08069-3640

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 28, 2015

This Proxy Statement is being furnished to the holders of common stock of CannaPharmaRx, Inc. (“Canna” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, August 28, 2015, at 9:00 a.m., Eastern Standard Time, via telephonic conference call as permitted under Article I, Section 11 of the Company’s Bylaws and in accordance with Section 211(a) of the DGCL, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

This proxy statement and form of proxy were first mailed on or about July 16, 2015 to stockholders entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by the person(s) appointed by the Board of Directors to act as inspector(s) of election for the Annual Meeting.

We will bear the expense of soliciting proxies. Our directors, officers and employees may solicit proxies personally or by telephone, facsimile, e-mail or other means of communication, and we do not intend to pay additional compensation for their doing so. In addition, we may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Q:	Who may vote at the Annual Meeting?

A:	The Board of Directors has established Friday, July 10, 2015 as the Record Date for the Annual Meeting. If you owned our common stock at the close of business on the Record Date, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held on all matters to be voted on. As of the Record Date, there were 17,959,621 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Mountain Share Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The holders of one-third of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Annual Meeting for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	Are present and entitled to vote in person at the Annual Meeting;

•	Have properly submitted your proxy by facsimile, e-mail or telephone in advance of the Annual Meeting; or

•	Have properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting on non-routine matters, such as the election of directors, the Say-on-Pay Proposal and the Say-on-Pay Frequency Proposal, which means your broker may not vote your shares on Items 1, 2 or 3 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals to be voted on at the Annual Meeting are as follows:

•	Item 1 - To elect the seven directors named in this proxy statement to serve until the 2016 annual meeting of stockholders and until their successors shall have been elected and shall have been qualified;

•	Item 2 - To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);

•	Item 3 - To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Frequency Proposal”); and

•	Item 4 - To ratify the appointment of KLJ & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	What vote is required to approve each item to be voted on at the Annual Meeting?

A:	In accordance with Section 216(3) of the DGCL, the election of directors will be determined by a plurality vote of the combined voting power of all shares of our common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes “withheld” from director-nominee(s), abstentions and broker non-votes will not count against the election of the nominee(s).

Approval, on a non-binding advisory basis, of the Say-on-Pay Proposal will be determined by the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and voting on such matter. With respect to abstentions, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they are not counted in the vote.

With respect to the Say-on-Pay Frequency Proposal, the frequency of every year, every two years and every three years, if any, that receives the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be the frequency for the advisory vote on compensation of our named executive officers that has been recommended by our stockholders. With respect to abstentions, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against any frequency. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they are not counted in the vote.

Approval of the proposal to ratify the appointment of KLJ & Associates, LLP as our independent auditors for fiscal year 2015 or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and voting on such matters. With respect to abstentions, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter.

Our Board of Directors has not received timely notice (and does not know) of any matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board of Directors recommends that you vote as follows:

•	FOR each of the nominees for director named in this Proxy Statement;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•	FOR an advisory vote on the compensation of our named executive officers be held every year; and

•	FOR the ratification of the appointment of KLJ & Associates, LLP as our independent auditors for fiscal year 2015.

Q:	How do I submit a proposed director nominee to the Board of Directors for consideration at next year’s annual meeting of stockholders?

A:	You may propose a director nominee for consideration at the 2016 Annual Meeting by complying with our bylaws, which provides for a written notice that must be delivered to the Board of Directors not less than 90 days in advance of such meeting, and provided further such notice is accompanied by information regarding the proposed nominee meeting the requirements of Part III of SEC Regulation S-B and Regulation S-K and information regarding all direct and indirect business or personal relationships between the stockholder and the proposed nominee. Stockholders are advised to review our bylaws with respect to director nominations. Our bylaws are publicly available on the SEC’s EDGAR website.

Q:	Why is the adoption of the Ratification Resolutions being performed under Section 204 of the DGCL, and what is its effect?

A:	The Board believes it is in the best interests of the Company to compensate employees, directors and certain other service providers with stock-based compensation. As such, the Company has sought to issue options to employees and directors. Recently, it came to the attention of the Board that these issuances may not have been effectively authorized by the Board. Our Board investigated the issue further and consulted with outside counsel, and determined that it would be appropriate to ratify these issuances pursuant to Section 204 of the DGCL retroactive to the date of such issuance to avoid any uncertainty related to the validity of the option issuances.

Section 204 of the DGCL, which is a relatively new statutory provision that became effective on April 1, 2014, provides that defects in stock issuances and other corporate acts render such stock and acts voidable and not void. Section 204 of the DGCL allows the board of directors of a company, by following specified procedures, to validate a defective corporate act retroactive to the date the defective corporate act was originally taken.

A statement that any claim that the issuance of options to the Company’s employees and directors is void or voidable due to the failure of authorization (or that the Delaware Court of Chancery should so declare, or find that the proposed ratification pursuant to Section 204 of the DGCL is not effective) must be brought within 120 days from the date that this notice was given to stockholders.

A more complete description of the DGCL’s statutory ratification procedure and a copy of the ratifying resolutions are attached as Annexes A and B to this Proxy Statement.

Q:	How may I vote my shares in person at the Annual Meeting?

A:	If your shares are registered directly in your name with our transfer agent, Mountain Share Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are the stockholder of record, you may submit your proxy by mail by signing and dating your proxy card, enclosed with this proxy statement, and submitting it in the postage-paid envelope, also enclosed. If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing. Your proxy may also be sent to Mountain Share Transfer, LLC via facsimile at (404) 816-8830, e-mailed to vote@mountainsharetransfer.com or voted by telephone by calling Mountain Share Transfer, LLC’s proxy voting telephone number ((404) 806-1475) and following the recorded instructions.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•	Filing a written notice of revocation bearing a later date than the proxy with our chief financial officer either before the Annual Meeting, at One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640 or at the Annual Meeting, at our principal office address listed on the first page of this proxy statement;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to our chief financial officer either before the Annual Meeting or at the meeting and before the taking of the vote, at our principal office address listed on the first page of this proxy statement; or

•	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions only by contacting your bank, broker or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from your bank, broker or other holder of record as described in the answer to a previous question.

Q:	Who will solicit proxies on behalf of the Company?

A:	This proxy solicitation is being made on our company’s behalf by the Board of Directors. We will bear the costs of solicitations of proxies for the Annual Meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of our common stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We expect to announce the preliminary voting results at the Annual Meeting. We will also disclose the results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the date of the meeting.

ELECTION OF DIRECTORS

(Item 1)

At each succeeding annual meeting of stockholders beginning with this annual meeting of stockholders, successors to the directors whose term expires at that annual meeting will be elected to serve until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. If no other choice is specified in the accompanying proxy, the persons named therein have advised the Board that it is their present intention to vote the proxy for the election of the nominees set forth below. Each of the members of our Board of Directors, including the nominees listed below, is presently a director of the Company, and was elected to such office by our stockholders or subsequently appointed by our board. Should a nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as the Board of Directors may nominate in the place of such nominee on the recommendation of the Nominating and Corporate Governance Committee. There is no indication at present that any nominee will be unable to accept nomination.

The business address for each nominee for matters regarding the Company is One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640.

The following biographical information is provided with respect to each director and executive officer:

Name	Age	Position	Date Named to Board of Directors
Gerald E. Crocker	58	Chief Executive Officer and Director	September 23, 2014
Robert “Bo” Liess	58	Director	June 1, 2014
Wendy F. DiCicco	47	Director	February 27, 2015
David Pohl	55	Director	February 27, 2015
Dr. Alex Giaquinto, PhD	74	Director	April 1, 2015
Elie Khalife	40	Director	April 1, 2015
Steven Rule	52	Director	April 1, 2015

Each of our directors serves a one-year term until his or her successor has been duly elected and has qualified. Each of our officers holds office from the time of appointment until the time of removal or resignation pursuant to the Company’s Bylaws.

The following biographical information is provided with respect to each director. We believe that our Board of Directors represents a desirable mix of backgrounds, skills, and experiences. Below are some of the specific experiences, qualifications, attributes or skills in addition to the biographical information provided above that led to the conclusion that each person should serve as one of our directors in light of our business and structure.

Directors Standing for Election

Gerald E. Crocker – Chief Executive Officer and Director

Mr. Crocker, age 58, served as Chief Executive Officer of Community Specialty Pharmacy Network, Inc. from May 2010 until January 2013. From October 2007 through April 2010, Mr. Crocker served as Chief Executive Officer of CARE Pharmacies, Inc. From August 2002 until October 2007, Mr. Crocker worked with Cardinal Health, Inc. first as Vice President of Retail National Accounts, then Vice President of Retail Sales East Group and finally as Vice President of Retail and Alternate Care, Northeast Area. Mr. Crocker attended the Northern Michigan University where he obtained a B.S. degree in Administration in 1980. Mr. Crocker enhances the Board of Directors through his deep engagement with the Company as our Chief Executive Officer, his previous experience as a chief executive in the specialty pharmacy industry, as well as his experience as a senior executive at a Fortune 17 company.

Robert “Bo” Liess – Director

Mr. Liess, age 58, serves as Executive Vice President of Choice HR and has served in that capacity since 2013 until present. From 2008 until 2013, he was an independent investor in various start-up businesses from banks to energy and related businesses. In 2001, Mr. Liess started, owned and operated a company that managed professional employer plans until he sold the company in 2008. Mr. Liess graduated from Gettysburg College with an academic emphasis on political science in 1977. Mr. Liess brings to the Board a wealth of experience in start-up businesses and capital-raising.

Wendy DiCicco – Director

Wendy DiCicco, age 47, is currently an independent consultant serving a number of clients in the orthopedic and pharmaceutical industries. Ms. DiCicco most recently served as Vice President, Chief Financial Officer and Treasurer of Nuron Biotech, Inc., a privately-held biotech company, developing specialty biologics and marketing vaccines for the prevention and treatment of infectious and neurodegenerative disease from 2012 until 2014. From 2010 to 2012, Ms. DiCicco served as Chief Financial Officer of Quench USA, a privately-held leading provider of purified water solutions, and from 2008 to 2009, of Globus Medical, Inc., a medical device company focused on the design, development and commercialization of musculoskeletal implants. Prior to that, Ms. DiCicco spent 12 years with Kensey Nash Corporation, a publicly-traded medical technology company specializing in cardiology and orthopedics, where she served as Chief Financial Officer. Ms. DiCicco also serves on the Board of Directors of II-VI, Incorporated, a public company, where she was elected in 2006 and serves on the Audit (Chair), Compensation and Governance and Nominating Committees. Ms. DiCicco started her career at Deloitte & Touche, LLP, where she was an Accounting and Audit Manager before beginning her career as an industry executive. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and the CFO Alliance. Ms. DiCicco is a National Association of Corporate Directors (NACD) Governance Fellow and a member of Women Corporate Directors. Ms. DiCicco adds financial reporting and management skills to our board through her experience with a large public accounting firm and as the CFO of both public and private companies.

David Pohl – Director

David Pohl, age 55, brings over 30 years of leadership experience in healthcare-related businesses to the CannaPharmaRx Board. Currently, he is a Senior Vice President with TridentUSA Health Services, a leading national provider of bedside diagnostic and laboratory services. Prior to this position, from 2009 to 2012, he was the Chief Operating Officer of MobilexUSA, the largest operating company within TridentUSA Health Services. From 1999 to 2008, David held a number of senior management positions at Cardinal Health, including his role as the Senior Vice President of Retail National Accounts where he had responsibility for $45 billion in annual revenue for the pharmaceutical distribution business. Prior to joining Cardinal, from 1994 to 1998, he was with Dentsply International, a manufacturer of dental and other consumable healthcare products. He held the position of National Sales Manager in the U.S. before moving to the role as the Managing Director of Dentsply’s Australian operations, based in Melbourne, Australia. He also held management positions with Hill-Rom/Support Systems International and American Hospital Supply Corporation and is currently a member of the Advisory Board of ProactiCare LLC. David holds a B.A. from Bucknell University with a double major in biology and geology. Mr. Pohl brings to the Board valuable healthcare industry experience and expertise, as well as seasoned leadership with respect to generating revenue streams.

Dr. Alex Giaquinto, PhD – Director

Dr. Alex Giaquinto, PhD has held many positions during his career at Schering-Plough Corporation from 1973 until his retirement in 2004. His positions included Associate Director of Pharmaceutical Research and Development, Clinical Manufacturing, Package Development and Aerosol Process Development prior to being appointed Director, Regulatory Affairs in 1980. Since then his positions at the Schering Plough Research Institute included Sr. Director, Vice President, and Sr. Vice President of Worldwide Regulatory Affairs. During this tenure he was instrumental in establishing the Development and Regulatory strategies for the approvals of 74 New Drug Applications (NDAs), which included such major products as Proventil, Vanceril, Vancenase, Eulexin, Rebetrol, Claritin, Claritin-D, Clarinex, Diprosone, Diprolene, Lotrisone, Elocon, Integrilin, Temodar, Asmanex and Zetia; 9 Biologic Licensing Applications (BLAs), including Intron, Peg-Intron and Rebetron; and 28 Abbreviated New Drug Applications (ANDAs). In addition, he was instrumental in establishing the prescription to over-the-counter strategies for Chlortrimeton, Drixoral, Lotrimin, Gyne-Lotrimin and Claritin. Most recently he was Senior Vice President for Global Compliance at Schering-Plough Corporation in Kenilworth, New Jersey until his retirement on January 1, 2004. Dr. Giaquinto has stayed involved in the activities of the pharmaceutical industry by establishing his own company, ARG Consulting LLC, through which he offers advice and counsel on development and regulatory strategies to numerous pharmaceutical and biotech companies. He has served as a member and chairman of the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers Association. He was one of the original members to the Steering Committee of the International Conference of Harmonization (ICH) and served as one of the two U.S. pharmaceutical Industry representatives on that committee from 1990 to 2003. While serving on this ICH committee, he introduced the concept of the Common Technical Document (CTD) and served as co-chair of both the Common Technical Document Implementation Coordination Group and the Global Cooperation Group. Dr. Giaquinto is also a member of the American Pharmaceutical Association, the American Association of Pharmaceutical Sciences, the American Society of Clinical Pharmacology and Therapeutics, the New York Academy of Sciences and the Drug Information Association. Dr. Giaquinto has been a lecturer on Food and Drug Law at the Temple University Graduate Program in Quality Assurance/Regulatory Affairs and serves on their Advisory Committee. He also serves on the Planning Committee at the University of Texas at Austin for their Program on the International Conference for Drug Development. Dr. Giaquinto brings to our board a wealth of pharmaceutical expertise and experience gaining approval of new drugs, which is valuable as our Company seeks to commercialize drug products. Dr. Giaquinto’s qualifications to serve on the Board include his extensive drug development and commercialization experience.

Elie Khalife – Director

Elie Khalife, currently the President and Chief Executive Officer since 2008 of KeyCentrix, LLC, a pharmacy software solutions provider, brings innovative leadership, technical expertise, and a global perspective to a company that strives to identify and meet the unique needs of the pharmacy industry. Mr. Khalife’s career encompasses information management systems, customer relationship management (CRM), telecommunications/media, banking/finance, drilling/manufacturing, e-learning programs, and data warehouse management. From 2002 to 2008, Khalife served in numerous key roles for Packard International, a leading producer of drill stem safety valve products for the oil industry, including the COO/CIO position, where he increased revenue from $2.5M to $12M in just 3 years. As Project Manager for Schlumberger Sema from 1999 to 2002, Khalife led certification activities and the learning management system project, reaching 80,000 international employees. A native of France, Khalife is a graduate of Ecole Supérieure de Génie Informatique in Paris, France. He majored in networking and database management and has a doctorate in networking and telecommunication. Mr. Khalife enhances our board with his far-reaching experience in senior management with other companies and his ability to contribute to the Board’s understanding of technical matters relating to the Company’s business.

Steven Rule – Director

Steven Rule has approximately 25 years of experience and knowledge in the pharmaceutical wholesale and retail pharmacy business. The foundation of his experience was with McKesson Corporation, from 1991 to 1998, and Cardinal Health, from 1998 to 2006, in senior management roles. Currently he is the President and CEO of the Rule Group, Inc., having worked there from 2006 to the present, which specializes in financial consulting for the pharmacy trade. Steve is also the President of the Chain Drug Consortium, LLC, having an organization that provides aggregated purchasing platforms for many of the nation’s regional pharmacy chains. Steve currently sits on the Board of Directors of CARE Pharmacies Cooperative, LLC. He also serves on the Associated Food Stores Pharmacy Advisory Board, as well as a Chain Executive Member of the National Association of Chain Drug Stores. Steve was educated in business finance at San Diego State University, from which he holds a Bachelor of Science degree. Mr. Rule’s qualifications to serve on the Board include his experience in senior management and as a director with other biotechnology and pharmaceutical companies.

Required Vote

At the Annual Meeting, the Company’s stockholders will elect as directors the seven nominees who receive the highest number of stockholder votes. The persons elected as directors will serve until the 2016 annual election of directors by the Company’s stockholders until their successors shall have been elected and shall have been qualified. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election of directors and, accordingly, will not affect the election of directors.

The Board of Directors recommends a vote FOR each Director Nominee to serve on the Board of Directors. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Board of Directors and Corporate Governance

While we are currently quoted only on the over-the-counter market, we have adopted the corporate governance standards of a listed company on the NASDAQ Stock Market (“NASDAQ”). These standards require that a majority of the members of our Board of Directors be “independent,” as NASDAQ defines that term, and that our Board make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence in June 2015. During the review, our Board considered relationships and transactions during 2014 and during the past three fiscal years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Messrs. Liess, DiCicco, Pohl, Khalife, Rule and Dr. Giaquinto are independent under the criteria established by NASDAQ and by our Board of Directors.

Our Board of Directors held five meetings during 2014, and each incumbent director standing for election attended all of the meetings of the board during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below.

Each member of our Board of Directors is expected to participate, either in person or via teleconference, in meetings of the Board and meetings of committees of which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. Although we do not have a written policy regarding directors’ attendance at annual meetings of stockholders, all directors are encouraged to attend.

Our directors are encouraged, but not required, to attend the annual meeting of stockholders. All four of our incumbent directors attended the 2014 annual meeting of stockholders.

Board Leadership Structure

Following the Annual Meeting, we will have seven directors, each of whom, other than our Chief Executive Officer, Mr. Crocker, has been determined by our Board to be independent. Our Board has three standing committees, each of which are comprised solely of independent directors. In addition, the Board appoints other committees as the Board considers necessary from time to time.

We do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board. Due to the size of our Company, we believe that Mr. Crocker’s service in both roles is appropriate. Mr. Crocker has served as the Chief Executive Officer since May 2014 and as a member of the Board since October 2014. In serving as a member of the Board, Mr. Crocker serves as a significant resource for other members of management and the Board of Directors.

We do not have a separate lead director. We believe that having Mr. Crocker as a director and Chief Executive Officer has been an effective structure for the Company. Our current structure is operating effectively to foster productive, timely and efficient communication among the independent directors and management. We have active participation in our committees by our independent directors, who comprise all of the members of all of our committees. Each committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

As part of its annual self-evaluation process, the Board evaluates its leadership structure to determine whether the Board continues to provide the optimal governance structure and required leadership talent for us. We believe that having one person serve as Chief Executive Officer and as a director for our company with oversight by our Board of Directors and its committees, coupled with experienced independent directors, is the appropriate leadership structure for us.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks and meet separately with management responsible for such area, including the Company’s Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. The Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks, and the full Board considers strategic risks and opportunities.

Communicating with the Board of Directors

Stockholders can mail communications to our Board of Directors in care of our Chief Financial Officer, CannaPharmaRx, Inc., One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640, who will forward the correspondence to each addressee.

Board Committees

Audit Committee

The Audit Committee was established on June 26, 2015 and consists of Ms. DiCicco as chair and Messrs. Pohl and Rule.

The duties and responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. A copy of the charter of the Audit Committee is available under the Investors—Governance Docs section of our corporate website at www.cannapharmarx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. The Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and NASDAQ have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has considered the composition of our Audit Committee and the qualifications of the Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of the Audit Committee is independent and is otherwise qualified to be a member of the Audit Committee in accordance with the rules of the SEC and NASDAQ.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Ms. DiCicco satisfies the definition of “audit committee financial expert” in the rules and regulations of the SEC, and is an independent member of the Board of Directors and the Audit Committee.

Compensation Committee

The Compensation Committee was established on June 26, 2015 and consists of Mr. Liess, as chair, and Dr. Giaquinto.

The duties and responsibilities of the Compensation Committee are set forth in the charter of the Compensation Committee. A copy of the charter of the Compensation Committee is available under the Investors—Governance Docs section of our corporate website at www.cannapharmarx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of our executive officers, determining the overall compensation of our executive officers and administering all executive compensation programs, including, but not limited to, our incentive- and equity-based plans. The Compensation Committee evaluates the performance of our executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with our compensation philosophy. Our chief executive officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself.

NASDAQ has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has considered the composition of the Compensation Committee and the qualifications of the Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of the Compensation Committee is independent and is otherwise qualified to be a member of the Compensation Committee in accordance with such rules.

None of our executive officers has served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established on June 26, 2015 and consists of Mr. Pohl, as chair, and Mr. Khalife.

The duties and responsibilities of the Nominating and Corporate Governance committee are set forth in the Nominating and Corporate Governance Committee charter. A copy of the charter of the Compensation Committee is available under the Investors—Governance Docs section of our corporate website at www.cannapharmarx.com. Among other things, the duties and responsibilities of the Nominating and Corporate Governance committee includes identifying individuals qualified to become board members, recommending director nominees to the board for the next annual meeting of stockholders, evaluating the overall effectiveness of the board, developing, mentoring and evaluating our corporate governance practices, and performing such other duties as enumerated in and consistent with its charter.

The Nominating and Corporate Governance committee will also consider candidates recommended by stockholders for nomination to the Board of Directors. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee for nomination to the Board of Directors must submit such recommendation to CannaPharmaRx, Inc., One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640; Attention: Chief Financial Officer. All stockholder recommendations of candidates must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of our common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation and the number of shares owned by the recommending stockholder(s).

We believe that our Board of Directors as a whole should encompass a range of talent, skill and expertise enabling it to provide sound guidance with respect to our operations and interests. The Nominating and Corporate Governance committee will evaluate all candidates for the Board of Directors by reviewing their biographical information and qualifications and may interview appropriate candidates. The Nominating and Corporate Governance committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance committee is considering as a potential nominee for re-election, the Nominating and Corporate Governance Committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by the directors or stockholders.

NASDAQ has established rules and regulations regarding the composition of nomination committees and the qualifications of nomination committee members. The Board of Directors has considered the composition of the Nominating and Corporate Governance Committee and the qualifications of the members of the Nominating and Corporate Governance

Committee in light of the current rules and regulations governing nomination committees. Based upon this examination, the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent and is otherwise qualified to be a member of the Nominating and Corporate Governance Committee in accordance with such rules.

The Company does not have a formal policy in place with regard to the consideration of diversity of candidates for the Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee the Company’s business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed in compliance with all applicable requirements, except that Gerry Crocker, Gary Herick and Mathew Sherwood each failed to file a required Form 4 Statement of Changes of Beneficial Ownership of Securities report in connection with grants of options to purchase the Company’s common stock issued to each of them on November 1, 2014.

Related-Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our Board of Directors, as a matter of corporate governance, reviews, discusses and approves all transactions greater than $25,000 in annual expenditure. The Board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company’s most highly compensated executive officers for the fiscal year ended December 31, 2014 and 2013 (the “Named Executive Officers”):

SUMMARY EXECUTIVE COMPENSATION TABLE

In Dollars

Name and Position	Year	Salary ($)		Bonus ($)		Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Gerald E. Crocker,	2014	$25,000	(4)	—		—	$2,193,653	(1)	—	—	$51,644	(6)	$2,250,011
Chief Executive Officer
Gary Herick,	2014	$25,000	(4)	$55,000	(5)	—	$2,193,653	(1)	—	—	$76,526	(6)	$2,329,893
former Chief Financial Officer (2)
David J. Cutler,	2014	$15,000		—		—	—		—	—	—		$15,000
former Chief Executive Officer and Chief Financial Officer (3)	2013	$60,000		—		—	—		—	—	—		$60,000

(1)	Subject to vesting over three years, one-third for each year of service. Represents valuation of options to purchase 750,000 shares of company common stock at an exercise price of $1.00 per share granted on November 1, 2014, based on Black-Scholes modeling.
(2)	Mr. Herick resigned as Chief Financial Officer effective February 9, 2015.
(3)	Mr. Cutler resigned May 9, 2014.
(4)	The Company instituted a formal payroll effective November 1, 2014, coincident with the establishment of the new corporate office headquarters in Carneys Point, NJ. Both active executives listed above are currently being compensated at a base annual salary of $150,000 each. Prior to the establishment of the formal payroll in November, 2014, all executive compensation was in the form of management consulting arrangements paid either to the executives themselves, or their third-party consulting firms. Management consulting payments are reflected in “All Other Compensation.”
(5)	Mr. Herick also received bonus payments in 2014 for the successful acquisition of Golden Dragon Holding Co. and for the successful completion of the Company’s 2014 private placement offering.
(6)	All other compensation includes management consulting fees paid to the consulting firms owned by Mr. Crocker ($50,000) and by Mr. Herick ($55,000), as well as all corporate expenses associated with any other benefits such as automobile allowances, health insurance premiums, life and disability insurance premiums, and outside office expenses.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors during the year ended December 31, 2014:

Name	Fees Earned Or Paid-in Cash ($)	Stock Awards ($)	Options Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)
Gerald E. Crocker	—	—	$2,193,653	(1)	—	—	$76,644	(2)	$2,270,297
Gary Herick	—	—	$2,193,653	(1)	—	—	$156,526	(2)	$2,350,179
Mathew Sherwood	—	—	$2,193,653	(1)	—	—	$74,234	(2)	$2,263,797
James Smeeding	—	—	$2,193,653	(1)	—	—	$70,144	(2)	$2,263,797
Robert “Bo” Liess	—	—	—		—	—	—		—
David J. Cutler (3)	—	—	—		—	—	$15,000		$15,000
Redgie Green (3)	—	—	—		—	—	—		—
Gary Cohen (4)	—	—	—		—	—	$75,000	(2)	$75,000

(1)	Each of these directors also served as executives and officers with the Company in 2014. As such, each were issued 750,000 options subject to vesting over three years, one-third for each year of service, exercisable at an exercise price of $1.00 per share granted on November 1, 2014. Valuation of options awards was based on Black-Scholes modeling.

(2)	Represents consulting compensation for the period prior to November 1, 2014 and employment compensation for the period commencing November 1, 2014 for each of those directors who has served as an executive and officer of the Company in 2014.
(3)	Mr. Cutler and Mr. Green resigned as directors effective as of May 31, 2014.
(4)	Mr. Cohen was a director through December 4, 2014, and compensated as an independent consultant through October 2014.

The Company does not pay any directors fees for meeting attendance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards for each named executive officer outstanding as of December 31, 2014:

	Option Awards
Name and Position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Gerald E. Crocker, Chief Executive Officer (1)	—	750,000	$1.00	11/1/2024
Gary Herick, former Chief Executive Officer	750,000	—	$1.00	11/1/2024
David J. Cutler, former Chief Executive Officer and Chief Financial Officer	—	—	—	—

(1)	These options vest over three years, one-third for each year of service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

On May 9, 2014, the related party loan payable by the Company was released by Mr. David J. Cutler, our sole officer at that time, a director and majority shareholder. This loan was retired and settled, including interest accrued to date, in the initial transaction through which CannaPharmaRx acquired 9,000,000 shares of the Company in exchange for $296,000 and became the Company’s majority stockholder.

During 2014, Mr. Gerald Crocker, our current Chief Executive Officer and a director on the Board, accepted consulting fees of $50,000, prior to becoming an officer of the Company. The consulting fees were paid to Mr. Crocker’s consulting company, GEC Consulting, LLC.

During 2014, Mr. Gary Herick, our former Chief Financial Officer and a current director on the Board, accepted consulting fees of $55,000, prior to becoming an officer of the Company. The consulting fees were paid to Mr. Herick’s consulting company, Arrowhead Consulting, LLC.

Between May 22, 2014 and May 22, 2015, Mr. Mathew Sherwood, our current Vice President of Product Development and a director on the Board, accepted total compensation payments of $130,692.30 from the Company, consisting of the following elements: consulting fees of $48,000 earned between May 2014 and November 2014, followed by salaried wages of $82,692.30 paid to Mr. Sherwood between November 2014 and May 22, 2015.

Between May 22, 2014 and May 22, 2015, Mr. Jim Smeeding, our current Executive Vice President of Professional Services and a director on the Board, accepted total compensation payments of $132,692.30 from the Company, consisting of the following elements: consulting fees of $50,000 earned between May 2014 and November 2014, followed by salaried wages of $82,692.30 paid to Mr. Smeeding between November 2014 and May 22, 2015. The consulting fees were paid both to Mr. Smeeding’s consulting company, Edjudicate, LLC, in the amount of $15,000, and paid to Mr. Smeeding personally in the amount of $35,000.

On April 21, 2015, the Company entered into that certain Amended and Restated Agreement and Plan of Merger with CannaPharmaRX, Inc., a Colorado corporation (“Canna Colorado”) and CPHR Acquisition Corp., a Delaware corporation, through which, upon completion of the Merger, Canna Colorado would become a subsidiary of the Company.

In connection with the Merger Agreement, in April 2015, the Company authorized the entrance into an exchange agreement and representations with certain shareholders of Canna Colorado (the “Exchange Agreement”). Pursuant to the Exchange Agreement, each Canna Colorado shareholder party approved the Merger and agreed to exchange his or her shares of Canna Colorado on a one-for-one basis in exchange for shares of Common Stock of the Company. The merger closed on June 29, 2015, and pursuant to the merger, Canna Colorado became a direct, wholly-owned subsidiary of the Company. Canna Colorado shareholders, including those party to such Exchange Agreements, included certain of our directors and officers. The table below sets forth the Canna Colorado shareholders who were related parties of the Company and the number of shares of Canna Colorado they held as of June 29, 2015:

Name	Position	Number of Shares
Gerald E. Crocker	Chief Executive Officer and Director	1,250,000
Gary Herick	Former Chief Financial Officer and Director	2,250,000
James Smeeding	Executive Vice President of Professional Services and Director	1,250,000
Mathew Sherwood	Vice President of Product Development and Director	1,130,000
Gary Cohen	Former Chief Operating Officer and Former Director	2,250,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 15, 2015 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. In addition, to our knowledge there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned(2)
Gerald E. Crocker, Chief Executive Officer and Director	1,248,000	6.67%
Christopher P. Schnittker, Chief Financial Officer	0	0%
Mathew Sherwood, Vice President of Product Development and Director	1,930,000	10.32%
James Smeeding, Executive Vice President of Professional Services and Director	1,250,000	6.68%
Wendy DiCicco, Director	-0-	0%
Alex Giaquinto, Director	-0-	0%
Gary Herick, Director(3)	2,740,000	14.64%
Elie Khalife, Director	-0-	0%
Robert “Bo” Liess, Director	800,000	4.28%
David Pohl, Director	300,000	1.60%
Steven Rule, Director	-0-	0%

All directors and executive officers as a group (11 persons) (not including unvested options)	8,268,000	44.19%

(1)	Unless otherwise set forth above, the address for each of the persons or entities listed above is c/o CannaPharmaRx, Inc., One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640.
(2)	Applicable percentage ownership is based on 17,959,621 shares of Common Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of Common Stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)	Includes vested options to purchase 750,000 shares of Common Stock at an exercise price of $1.00 per share.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE SAY ON PAY PROPOSAL

(Item 2)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Our executive compensation program is intended to link the compensation of the named executive officers to our performance and to reward the achievement of both short- and long-term business goals.

Our philosophy towards executive compensation is to create both short-term and long-term incentives based on the following principles:

•	Total compensation opportunities should be competitive. We believe that our overall compensation program should be competitive so that we can attract, motivate and retain highly qualified executives.

•	Total compensation should be related to our performance. We believe that our executives’ total compensation should be linked to achieving specified financial objectives that we believe will create stockholder value.

•	Total compensation should be related to an executive’s performance. We believe that our executives’ total compensation should reward individual performance achievements and encourage individual contributions to achieve better performance.

•	Equity awards help executives think like stockholders. We believe that our executives’ total compensation should have an equity component because stock-based equity awards help reinforce the executives’ long-term interest in our overall performance and thereby align the interests of the executive with the interests of our stockholders.

We are asking our stockholders to indicate their approval of the named executive officers’ compensation, as disclosed in this proxy statement, including the executive compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers for 2014. Accordingly, the following resolution is submitted for a vote of stockholders at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the executive compensation tables and narrative discussion, is hereby, on an advisory basis, APPROVED.”

As this is an advisory vote, the results will not be binding on the Company or on our Board of Directors and will not require the Company or our Board to take any action. The final decision of the compensation of the named executive officers remains with our Board of Directors, although they will consider the outcome of this vote when making future compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF

THE SAY ON PAY FREQUENCY PROPOSAL

(Item 3)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b), we are asking our stockholders to indicate whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years or every three years.

Our Board of Directors has determined that our stockholders should have the opportunity to vote on the compensation of the named executive officers every year. Our board believes that giving the stockholders the right to cast an advisory vote every year on the compensation of the named executive officers will provide the stockholders with important and regular oversight of the effectiveness of our overall compensation program in the context of our business results.

By voting on this proposal, stockholders are not approving or disapproving our board’s recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years or every three years. Stockholders may also abstain from voting.

As this is an advisory vote, the results will not be binding on the Company or on our Board of Directors, and our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders.

We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

The Board of Directors unanimously recommends that an advisory vote on the compensation of our named executive officers be held every year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 4)

The Board of Directors has selected KLJ & Associates, LLP (“KLJ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that the appointment of KLJ as our independent registered public accounting firm be submitted to our stockholders for ratification at the Annual Meeting. Representatives of KLJ are not expected to be present at the Annual Meeting, either in person or by teleconference.

Neither our bylaws nor any other governing document or law require stockholder ratification of the appointment of KLJ as our independent registered public accounting firm. However, the appointment of KLJ is being submitted to our stockholders for ratification as a matter of good corporate practice. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of our stockholders.

On November 30, 2013, we were informed by Ronald Chadwick, P.C. (“Ronald Chadwick”) that it was terminating its services as our independent registered public accounting firm. Ronald Chadwick was the independent registered public accounting firm for the Company from January 1, 2011 until November 30, 2013. Ronald Chadwick’s reports on the Company’s financial statements for the twelve month periods ended December 31, 2012 and 2011 and the period from inception (January 1, 2011) to December 31, 2012 (a) did not contain an adverse opinion or disclaimer of opinion, (b) were not modified as to uncertainty, audit scope, or accounting principles, and (c) did not contain any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ronald Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for the twelve month periods ended December 31, 2012 and 2011, the period from inception (January 1, 2011) to December 31, 2012 and the subsequent interim periods preceding November 30, 2013. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the twelve month periods ended December 31, 2012 and 2011, the period from inception (January 1, 2011) to December 31, 2012 and the subsequent interim periods preceding November 30, 2013 in which Ronald Chadwick served as the Company’s principal independent accountants.

However, the report of Ronald Chadwick dated March 19, 2013 on our financial statements for the twelve month periods ended December 31, 2012 and 2011, and for the period from inception (January 1, 2011) to December 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

On January 20, 2014, we retained KLJ as our independent registered public accounting firm.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this proxy statement, neither the Company nor anyone on our behalf has previously consulted with KLJ regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided nor oral advice was provided to the Company that KLJ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

We have had no disagreements with either Ronald Chadwick or KLJ with respect to any accounting or financial disclosure issues.

Principal Accounting Audit Fees and Services

Our Board has established a policy that requires it to pre-approve all services provided by the Company’s independent registered public accounting firm and the fees for such services. The prior approval of our Board was obtained for all services provided by KLJ and Chadwick. Audit fees for 2014 and 2013 consisted of audit and tax services and other fees related to the review of our annual audit and the review of our quarterly reports on Form 10-Q and other regulatory filings.

The following table presents fees for professional audit services and fees billed for other services rendered by KLJ for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013.

Type of Fee	2014	2013
Audit Fees	$4,500	$-0-
Audit Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	7,500	-0-

Total	$12,000	$-0-

The following table presents fees for professional audit services and fees billed for other services rendered by Ronald Chadwick for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013.

Type of Fee	2014	2013
Audit Fees	$-0-	$3,250
Audit Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	4,500

Total	$-0-	$7,750

All audit work was performed by the auditors’ full time employees.

Required Vote

Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on such matter at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

INTERESTS OF CERTAIN PERSONS IN OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office.

STOCKHOLDER PROPOSALS

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than April 16, 2015. A stockholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by that date. However, if our 2016 annual meeting of stockholders is not held within 30 days before or after the first anniversary of our 2015 annual meeting, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. Such proposals should be submitted to our Chief Financial Officer at CannaPharmaRx, Inc., One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640.

The chairman of the 2015 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Regulation 14A under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, including copies of the exhibits to the Annual Report on Form 10-K if specifically requested, is available without charge upon written request of any stockholder. Please address all such requests to CannaPharmaRx, Inc., One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640, Attention: Chief Financial Officer; or by telephone at (856) 376-0500.

By Order of the Board of Directors

/s/ Gerald E. Crocker
Gerald E. Crocker Chief Executive Officer

July 16, 2015

ANNEX A

DISCLOSURE OF DEFECTIVE CORPORATE ACT PURSUANT TO SECTION 204 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Under Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”), a statutory process exists by which a Delaware corporation can ratify defective corporate acts. A defective corporate act is any act or transaction that would have been within the power of the corporation at the time taken, but which is void or voidable due to a failure of authorization. No defective corporate act will be deemed void or voidable solely as a result of failure of authorization if ratified in accordance with Section 204. Section 204 of the DGCL became effective on April 1, 2014.

Pursuant to Section 204 of the DGCL, a corporation may ratify a defective corporate act by following these steps:

1.	The Board of Directors must adopt a resolution ratifying the defective corporate act, which resolution must include certain elements specified in Section 204 of the DGCL;

2.	If the defective corporate act in question would have required stockholder approval at the time originally taken, the Board of Directors must submit the ratifying resolution to a vote of all then-current holders of valid stock, as well as all holders of valid stock at the time of the defective corporate act, unless their identities or addresses cannot be determined from the corporation’s records;

3.	If the corporation is not required to submit the ratifying resolution to a vote of its stockholders as described above, then the corporation must send prompt notice of the adoption of the ratifying resolution to all then-current holders of valid stock, as well as all holders of valid stock at the time of the defective corporate act, unless their identities or addresses cannot be determined from the corporation’s records; and

4.	Any notice submitted to the corporation’s stockholders must include a statement that any claim that the defective corporate act is void or voidable due to the identified failure of authorization (or that the Court of Chancery should so declare or find that the proposed ratification pursuant to Section 204 is not effective) must be brought within 120 days from the “validation effective time.” The “validation effective time” is the time at which the notice is given to the stockholders.

A copy of the resolutions adopted by the Board of Directors of CannaPharmaRx, Inc., a Delaware corporation (the “Company”) is attached to this Proxy Statement as Annex B.

A-1

ANNEX B

RATIFICATION RESOLUTIONS

See attached.

RESOLUTIONS OF THE BOARD OF DIRECTORS OF CANNAPHARMARX, INC.

Dated: July 1, 2015

During the CannaPharmaRx, Inc. (“Canna Delaware”) Board of Directors meeting, we adopted the following resolutions in accordance with Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”):

STOCK OPTION RATIFICATION

WHEREAS, pursuant to Canna Delaware’s practice, Canna Delaware granted non-incentive options to acquire shares of Common Stock to the directors and employees listed below, in the amounts, as of the dates, and at the exercise price set forth below;

Options	Options Granted	Grant Date	Expiration Date	Exercise Price ($)
Gerry Crocker	750,000	11/1/14	11/1/24	$1.00
Gary Herick	750,000	11/1/14	11/1/24	1.00
James Smeeding	750,000	11/1/14	11/1/24	1.00
Mathew Sherwood	750,000	11/1/14	11/1/24	1.00
Gary Gemian	150,000	11/1/14	11/1/24	1.00
James Sykes	450,000	11/1/14	11/1/24	1.00
Thomas Della Franco	100,000	2/2/15	2/2/25	3.10
Christopher Schnittker	450,000	2/9/15	2/9/25	3.10
Bridamary Rosario	25,000	2/11/15	2/11/25	2.50
David Pohl	50,000	2/27/15	2/27/25	2.60
Wendy DiCicco	50,000	2/27/15	2/27/25	2.60
Alex Giaquinto	50,000	4/1/15	4/1/25	2.85
Steven Rule	50,000	4/1/15	4/1/25	2.85
Elie Khalife	50,000	4/1/15	4/1/25	2.85

WHEREAS, each of the stock options (the “Options”) referred to above were granted subject to vesting over three years, one-third for each year of service at an exercise price equal to the amount set forth above;

WHEREAS, due to administrative and other error, the Board failed to adopt resolutions approving such grants;

WHEREAS, due to administrative and other error, the exercise price of the Options granted on November 1, 2014 were previously disclosed to have an exercise price of $3.78 rather than the intended $1.00 exercise price; and

WHEREAS, the Board deems it advisable and in the best interest of Canna Delaware and its stockholders to rectify the error and authorize, approve and ratify the grant of the options;

NOW, THEREFORE, BE IT RESOLVED, that the Board has determined that fair market value of the Common Stock on each date of grant of each of the Options was as set forth in the table above;

FURTHER RESOLVED, that the grant of Options to purchase such number of shares of Common Stock as reflected in the above table (the “Shares”) at the exercise price listed above effective as of the grant date listed above, is hereby authorized, approved, confirmed and ratified;

FURTHER RESOLVED, that the form of Non-Qualified Stock Option Grant Agreement attached hereto as Exhibit A and setting forth the terms of the Options is hereby authorized, approved, confirmed and ratified;

FURTHER RESOLVED, that the Chief Executive Officer and Chief Financial Officer of Canna Delaware (together, the “Authorized Officers”) be and each of them is hereby severally authorized to execute and deliver the Options;

FURTHER RESOLVED, that each Option approved in the foregoing resolutions shall be subject to the terms and conditions set forth in the form of Non-Qualified Stock Option Grant Agreement attached hereto as Exhibit A authorized by the Board, and each such Option shall vest in accordance with the terms described in the foregoing resolutions;

FURTHER RESOLVED, that Canna Delaware hereby reserves such number of authorized but unissued shares of Common Stock as may from time to time be issuable upon conversion of the Options in accordance with their terms and conditions; and

FURTHER RESOLVED, that upon the issue of the Shares against payment therefor as contemplated in the Option, such Shares shall be validly issued, fully paid and non-assessable.

FURTHER RESOLVED, that the Authorized Officers are authorized to deliver any notice of these actions to the Company’s stockholders as may be required or advisable under Section 204 of the DGCL.

OMNIBUS

RESOLVED, that the Authorized Officers are hereby each severally authorized in the name of and on behalf of the Company to perform any and all acts as may be necessary or desirable to execute, file and deliver all instruments and other documents contemplated by the foregoing resolutions and to take any and all further action that any such Authorized Officer may deem necessary or desirable to effectuate any action authorized by these resolutions and otherwise to carry out the purposes and intent of the foregoing resolutions; and the execution by any such Authorized Officer of any such documents or the performance by any such Authorized Officer of any such act in connection with the foregoing matters shall conclusively establish his authority therefor from the Company and the Board and the approval and ratification by the Company and the Board of the documents so executed and the actions so taken;

FURTHER RESOLVED, that all actions taken in connection with the transactions described or contemplated by the foregoing resolutions on behalf of Canna Delaware by, or at the direction of, the Authorized Officers are hereby approved and ratified in all respects; and

FURTHER RESOLVED, that if any documents described or contemplated by the foregoing resolutions have been entered into, executed, filed and delivered, or such further acts have been done prior to the date these resolutions were adopted as a consequence of or in connection with the transactions described or contemplated by the foregoing resolutions or as otherwise deemed necessary by any Authorized Officer, the execution and delivery of such documents and the taking of such further acts is hereby ratified, approved, confirmed and adopted.

Exhibit A

Form of Nonqualified Stock Option Agreement

CANNAPHARMARX, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the      day of             , 20     (the “Grant Date”), is between CannaPharmaRx, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”), an employee of the Company.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of              shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided. It is intended that the Option granted hereunder be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Price. The exercise price of the shares of Common Stock covered by this Option (the “Shares”) shall be $             per share. It is the determination of the Board of Directors of the Company (the “Board”) that on the Grant Date such exercise price was not less than the greater of (i) 100% of the “Fair Market Value,” or (ii) the par value of the Common Stock. The term “Fair Market Value” for purposes of this Option Agreement means the fair market value of a share of Common Stock determined by the Board’s reasonable application of a reasonable valuation method that is consistent with the requirements of section 409A of the Code and the final regulations issued thereunder.

3. Term. Except as otherwise provided in Paragraph 8 or Paragraph 11, this Option shall expire on                          , 20     (the “Expiration Date”). This Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option. The Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares:

Date Installment Becomes Exercisable	Number of Option Shares
, 20	Shares
, 20	Shares
, 20	Shares
, 20	Shares

Once the options become exercisable, they will remain exercisable until they are exercised or until they terminate.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office, which is presently located at One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Optionee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company –

(a) in cash, or by certified check, bank draft, wire, or postal or express money order;

(b) through the delivery of shares of Common Stock which shall be valued at their Fair Market Value on the date of exercise;

(c) by having the Company withhold shares of Common Stock at their Fair Market Value on the date of exercise;

(d) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(e) in any combination of (a), (b), (c) and (d) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Stock surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person or persons exercising the Option.

In the event the Option is exercised by any person or persons after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the 1933 Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, in the discretion of the Company, be noted or set forth in full on the share certificates.

7. Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

8. Termination of Service. If the Optionee’s service with the Company is terminated for any reason prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service, or to any greater extent permitted by the Company, by the Optionee at any time prior to the earlier of (i) the Expiration Date, or (ii) three months after the date of such termination of service.

9. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of the Option is subject to the withholding requirements of applicable federal, state and/or local tax law, the Optionee, subject to such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Company, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of withheld shares to the extent necessary to avoid adverse accounting consequences.

10. Adjustment in Case of Changes in Common Stock. The maximum number of shares with respect to which Options may be granted under this Agreement, and the number of shares issuable upon the exercise of outstanding Options under this Agreement (Paragraph 4), as well as the option price per share of such outstanding Options (Paragraph 2), shall be adjusted, as may be deemed appropriate by the Company, to reflect any stock dividend, stock split, spin-off, share combination or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Company shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of the Options.

11. Certain Corporate Transactions. In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Company may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Company decides so to terminate outstanding Options, the Company shall give the Optionee not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the time of, such termination.

Further, the Company, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable. The Company also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction.

12. Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, this Option Agreement.

IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be duly executed by its duly authorized officer and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.

By:
Name:	Gerald E. Crocker
Title:	Chief Executive Officer

Optionee

CANNAPHARMARX, INC.

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement dated as of                 , 20     by CannaPharmaRx, Inc., a Delaware corporation (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $             per Share, covered by said option:

Number of Shares to be purchased
Exercise price per Share	$
Total exercise price	$

	A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

	B.	Enclosed is/are Share(s) with a total Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

	C.	Please withhold Shares with a total Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

	D.	I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price for the number of Shares purchased using this method.]

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*                         and sent to:

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Nonqualified Stock Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

DATED:
Optionee’s Signature

Voting Items:

The Board of Directors of CannaPharmaRx, Inc. recommends that you vote FOR ALL NOMINEES listed in Proposal 1.

Proposal 1	To elect seven directors for a term of one year and until their successors are elected and qualified:

	Gerald E. Crocker	Robert “Bo” Liess
	Wendy F. DiCicco	David Pohl
	Dr. Alex Giaquinto, PhD	Elie Khalife
Steven Rule

The Board of Directors of CannaPharmaRx, Inc. recommends that you vote FOR the following proposals:

Proposal 2	To approve an advisory resolution regarding the Company’s compensation of its named executive officers;

Proposal 3	To approve an advisory resolution regarding the frequency of the advisory vote regarding the Company’s compensation of its named executive officers;

Proposal 4	To ratify the selection of KLJ & Associates, LLP as the independent registered public accounting firm for the fiscal year 2015; and

To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy is solicited on behalf of the Board of Directors

of CANNAPHARMARX, INC.

The undersigned stockholder(s) of CannaPharmaRx, Inc., a Delaware corporation, hereby appoints Gerald E. Crocker and Christopher P. Schnittker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of CannaPharmaRx, Inc. to be held on August 28, 2015 at 9:00 a.m. Eastern Standard Time via telephonic conference call as permitted under Article I, Section 11 of the Company’s Bylaws and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, and in any adjournment or postponement thereof, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect seven directors for a term of one year and until their successors are elected and qualified:

Gerald E. Crocker

☐ FOR	☐ AGAINST	☐ ABSTAIN

Wendy F. DiCicco

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dr. Alex Giaquinto, PhD

☐ FOR	☐ AGAINST	☐ ABSTAIN

Steven Rule

☐ FOR	☐ AGAINST	☐ ABSTAIN

Robert “Bo” Liess

☐ FOR	☐ AGAINST	☐ ABSTAIN

David Pohl

☐ FOR	☐ AGAINST	☐ ABSTAIN

Elie Khalife

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	To approve an advisory resolution regarding the Company’s compensation of its named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

(4)	To ratify the selection of KLJ & Associates, LLP as the independent registered public accounting firm for the fiscal year 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Voting Options: How to vote on this paper form:

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY TO THE OFFICES OF OUR STOCK TRANSFER AGENT VIA THE FOLLOWING OPTIONS:

1.	U.S. Postal Mail:

Mountain Share Transfer, LLC

Attn: Erik Nelson

P.O. Box 2303

Smyrna, GA 30081-2303

2.	Facsimile:

The Proxy may be faxed to the offices of Mountain Share Transfer via facsimile number: (404) 816-8830.

3.	E-Mail:

The Proxy may be e-mailed to the offices of Mountain Share Transfer via e-mail address: vote@mountainsharetransfer.com.

4.	Telephone:

The Proxy may be voted by telephone by calling Mountain Share Transfer’s proxy voting telephone number ((404) 806-1475) and following the recorded instructions.

This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted “FOR” approval of the four Proposals set forth in the Proxy Statement and as the proxies deem advisable on such other matters as may come before the meeting.

Date:

Signature:

Signature:

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.)